Exhibit 10.2

CONSENT AND AMENDMENT NO. 7

TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This CONSENT AND AMENDMENT NO. 7 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated as of April 19, 2019 (this “Consent and Amendment”), among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), HY-TECH MACHINE, INC., a Delaware corporation (“Hy-Tech” and together with P&F and Florida Pneumatic, collectively, the “Borrowers” and each, a “Borrower”), JIFFY AIR TOOL, INC., a Delaware corporation (“Jiffy”), ATSCO HOLDINGS CORP., a Delaware corporation (“ATSCO”), BONANZA PROPERTIES CORP, a Delaware corporation (“Properties”), CONTINENTAL TOOL GROUP, INC., a Delaware corporation (“Continental”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”) and EXHAUST TECHNOLOGIES, INC., a Delaware corporation, (“Exhaust”, and together with Jiffy, ATSCO, Properties, Continental, Countrywide, Embassy, collectively, “Guarantors” and each, a “Guarantor”) the financial institutions party to this Consent and Amendment as lenders (collectively, “Lenders”), and CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (“Agent”)

RECITALS:

A.           Borrowers, Guarantors, the lenders from time to time party thereto (collectively, the “Lenders”) and Agent have entered into the Second Amended and Restated Loan and Security Agreement dated as of April 5, 2017 (as amended, restated, supplemented, or otherwise modified from time to time immediately prior to the effectiveness of this Consent and Amendment, the “Loan Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B.            Borrowers have requested that Agent and the Lenders consent to the sale of Real Estate owned by Florida Pneumatic and located in Jupiter, Palm Beach County, Florida (the “Subject Property”) and to amend certain provisions of the Loan Agreement.

C.            Subject to the terms and conditions set forth below, Agent and the Lenders party hereto are willing to consent to the sale of the Subject Property (and in connection therewith, release their Liens on the Subject Property) and amend the Loan Agreement as set forth herein.

In furtherance of the foregoing, the parties agree as follows:

Section 1. CONSENTS. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, each of the undersigned Lenders hereby consents to (a) to the entry by Florida Pneumatic into a Purchase and Sale Agreement (the “Purchase Agreement”) for the sale of the Subject Property; and (b) the consummation of the sale of the Subject Property free and clear of the Liens of the Agent and Lenders on terms reasonably satisfactory to Agent, provided that upon the closing of such sale the proceeds thereof are remitted directly to the Dominion Account by wire transfer of immediately available funds, net of taxes, fees, commissions and usual and customary selling expenses and adjustments and such sale is consummated pursuant to the Purchase Agreement and any amendment thereto reasonably approved by the Agent. Such proceeds shall be applied to the outstanding Capex Loans until paid in full, then to the Tranche A Term Loan until paid in full and any remaining balance applied to the Revolving Loans.

Section 2. AMENDMENTS. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Loan Agreement is amended as follows:

(a)                  Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definition in appropriate alphanumeric order:

“Additional Availability Reserve: the sum of $5,000,000 from the date of consummation of the sale of Real Estate in Jupiter, Florida owned by Florida Pneumatic through the later of (i) the end of the Fixed Charge Coverage Ratio Suspension Period or (ii) the date of delivery of the requisite Compliance Certificate demonstrating compliance with Section 10.3.2, and thereafter, $0.00 (zero).”

“Fixed Charge Coverage Ratio Suspension Period”: each Measurement Period commencing with the Measurement Period ending April 30, 2019 through and including the Measurement Period ending March 31, 2020.”

(b)                   Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions of “Availability” and “ Reporting Trigger Event” set forth therein and inserting the following definitions, respectively, in lieu thereof:

“Availability: the Borrowing Base minus the principal balance of all Revolver Loans minus the Additional Availability Reserve.”

“Reporting Trigger Period: the period (a) commencing on the day that a Default or Event of Default occurs, or Availability (without giving effect to the Additional Availability Reserve) is less than $2,500,000 at any time; and (b) continuing until, during the preceding 30 consecutive days, no Event of Default has existed and Availability has been greater than $2,500,000 at all times.”

(c)                  The existing Section 10.2.4 of the Loan Agreement is hereby amended by deleting Section 10.2.4 in its entirety and replacing it with the following:

“10.2.4 Distributions; Upstream Payments; Executive Compensation. Declare or make any Distributions or pay executive compensation, except (a) Upstream Payments, (b) Distributions of Equity Interests that do not result in a Change of Control, (c) executive compensation, including incentive compensation, and management and directors’ fees and expenses consistent with past practice and, in the case of incentive compensation, with any incentive plans approved by the Board of Directors of P&F as set forth on Schedule 10.2.4 or as subsequently approved by such Board (or a committee thereof) and such Board’s independent compensation consultant reasonably satisfactory to Agent, (d) commencing January 1, 2017, Distributions in the form of the redemption or repurchase of the Equity Interests of P&F when no Default or Event of Default exists in an amount not to exceed (1) $1,700,000 in the Fiscal Year ending December 31, 2018 or (2) $1,000,000 in any other Fiscal Year, provided that, in each case (x) Availability (without giving effect to the Additional Availability Reserve) is not less than $2,500,000 after giving effect to any such Distribution and (y) for any month in which any such Distribution is made, the Fixed Charge Coverage Ratio shall be determined as if a Reporting Trigger Period were in effect (i) as of such month end (i.e. determined for the then ending twelve month period) and (ii) for each of the eleven (11) month ends thereafter, and Borrower Agent shall deliver to Agent within 30 days (or such longer period as Agent may allow) of each such month end, a certificate of a Senior Officer of the Borrower Agent, in form and substance reasonably satisfactory to the Agent, certifying that all of the requirements set forth above were satisfied with respect to the Distribution(s) made (if any) during such month, together with a reasonably detailed calculation of the Fixed Charge Coverage Ratio as of such month end; provided further, however, that no more than 33,465 shares of Equity Interests of P&F shall be repurchased or redeemed between April 16, 2019 and September 17, 2019 and no such Distributions shall be made thereafter (pursuant to this Section 10.2.4 or any other provision of this Agreement) until after the Fixed Charge Coverage Ratio Suspension Period expires and the Borrowers demonstrate compliance with the Fixed Charge Coverage Ratio, (e) commencing with the Fiscal Quarter ending March 31, 2016, quarterly Distributions to the holders of the Equity Interests of P&F when no Default or Event of Default exists in an amount not to exceed the lesser of $0.05 per share or $200,000 ($175,000 commencing April 1, 2019) and (f) the Fidelity Transaction, provided that ((x) no Default or Event of Default exists before or after giving effect to the Fidelity Transaction, (y) Availability is not less than $2,500,000 after giving effect to the Fidelity Transaction and (z) the Fixed Charge Coverage Ratio as of the month end immediately preceding the consummation of the Fidelity Transaction (determined for the then ending twelve month period) is not less than 1.00 to 1.00; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15.”

(d)                  The existing Section 10.3.2 of the Loan Agreement is hereby amended by deleting Section 10.3.2 in its entirety and replacing it with the following:

“Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00 as of the end of each Measurement Period other than any Measurement Period ending during the Fixed Charge Coverage Ratio Suspension Period.”

The amendments to the Loan Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Agreement are intended to be affected hereby.

Section 3.           FURTHER AGREEMENTS. Notwithstanding anything to the contrary in the Loan Agreement or in this Amendment, so long as the Additional Availability Reserve is greater than zero, the Borrowers shall deliver a Compliance Certificate to Agent as if a Reporting Trigger Period were in effect.

Section 4.           CONDITIONS PRECEDENT. The parties hereto agree that the consent and amendments set forth in Section 1 and Section 2 above shall not be effective until the satisfaction of each of the following conditions precedent:

(a)           Documentation. Agent shall have received (i) a counterpart of this Consent and Amendment, duly executed and delivered by Borrowers, Guarantors and all of the Lenders then party to the Loan Agreement, and (ii) such other documents and certificates as Agent or its counsel may reasonably request relating to the organization, existence and good standing of Obligors, the authorization of this Consent and Amendment and any other legal matters relating to any Obligor or the transactions contemplated hereby.

(b)           Sale. The sale of the Subject Property shall have been consummated on terms reasonably satisfactory to Agent and the net proceeds thereof shall have been received substantially simultaneously with the closing of such sale.

(c)           Fees and Expenses. All fees and expenses of counsel to Agent estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

Section 5.           REPRESENTATIONS AND WARRANTIES.

(a)         In order to induce Agent and the Lenders to enter into this Consent and Amendment, each Borrower represents and warrants to Agent and the Lenders as follows:

(i)       The representations and warranties made by such Borrower in Section 9 of the Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct on and as of such earlier date.

(ii)       No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Consent and Amendment.

(b)       In order to induce Agent and the Lenders to enter into this Consent and Amendment, each Borrower and each Guarantor represents and warrants to Agent and the Lenders that (i) this Consent and Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation and (ii) the execution, delivery and performance by each Borrower and each Guarantor of this Consent and Amendment (w) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or third party, except for (A) such as have been obtained or made and are in full force and effect or (B) the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect, (x) do not and will not violate any Applicable Law or the Organic Documents of such Borrower or such Guarantor, except to the extent that such violation would not reasonably be expected to result in a Material Adverse Effect, (y) do not and will not violate or result in a default under any indenture or any other agreement, instrument or other evidence of Material Indebtedness, except to the extent that such default would not reasonably be expected to result in a Material Adverse Effect, and (z) do not and will not result in the creation or imposition of any Lien on any asset of any Obligor, except Liens created under the Loan Documents.

Section 6.           MISCELLANEOUS.

(a)       Ratification and Confirmation of Loan Documents. Each Borrower and each Guarantor hereby consents, acknowledges and agrees to the amendment set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Guarantor, the continuation of its payment and performance obligations under the guaranties set forth in Section 15 of the Loan Agreement upon and after the effectiveness of the amendment contemplated hereby and, with respect to each Borrower and each Guarantor, the continuation and extension of the liens granted under the Loan Agreement and Security Documents to secure the Obligations). Except as expressly set forth herein, this Consent and Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, or Agent under the Loan Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Obligors under the Loan Documents, in each case, as amended by this Consent and Amendment. This Consent and Amendment shall for all purposes constitute a Loan Document.

(b)       Fees and Expenses. Borrowers shall pay on demand all reasonable costs and expenses of Agent in connection with the preparation, reproduction, execution, and delivery of this Consent and Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent.

(c)       Headings. Section and subsection headings in this Consent and Amendment are included herein for convenience of reference only and shall not constitute a part of this Consent and Amendment for any other purpose or be given any substantive effect.

(d)       Governing Law; Waiver of Jury Trial. This Consent and Amendment shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Sections 14.13, 14.14 and 14.15 of the Loan Agreement.

(e)       Counterparts. This Consent and Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Consent and Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

(f)       Notices. All communications and notices hereunder shall be given as provided in the Loan Agreement as amended hereby.

(g)       Entire Agreement. This Consent and Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Consent and Amendment may be changed, modified, waived or cancelled orally or otherwise except in a writing signed by Agent for such purpose.

(h)       Enforceability; Severability. Should any one or more of the provisions of this Consent and Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto. Any provision of this Consent and Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction

(i)       Successors and Assigns. This Consent and Amendment shall be binding upon and inure to the benefit of each Borrower, each Guarantor, Agent, each Lender and their respective successors and assigns (subject to Section 13 of the Loan Agreement).

(j)       Guarantor Acknowledgement. Each Guarantor hereby: (i) consents to this Consent and Amendment and to the changes to the Loan Agreement to be effected by this Consent and Amendment; (ii) acknowledges that this Consent and Amendment does not in any way modify, limit, or release any of its obligations under the Loan Agreement; and (iii)  acknowledges that its consent to any other modification to any Loan Document will not be required as a result of the consent set forth in this Section 6 having been obtained, except to the extent, if any, required by the specific terms of that Loan Document.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

The following parties have caused this Consent and Amendment No. 7 to Second Amended and Restated Loan and Security Agreement to be executed as of the date first written above.

BORROWERS:

P&F INDUSTRIES, INC.

FLORIDA PNEUMATIC MANUFACTURING

CORPORATION

HY-TECH MACHINE, INC.

By:      /s/ Joseph A. Molino, Jr.

Name: Joseph A. Molino, Jr.

Title: Vice President

GUARANTORS:

ATSCO HOLDINGS CORP.

JIFFY AIR TOOL, INC.,

BONANZA PROPERTIES CORP.,

CONTINENTAL TOOL GROUP, INC.

COUNTRYWIDE HARDWARE, INC.

EMBASSY INDUSTRIES, INC.

EXHAUST TECHNOLOGIES, INC.

By:        /s/ Joseph A. Molino, Jr.

Name: Joseph A. Molino, Jr.

Title: Vice President

CONSENT AND AMENDMENT NO. 7 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Signature Page

AGENT AND LENDERS: CAPITAL ONE, NATIONAL ASSOCIATION, as Agent and Lender By: /s/ Juliane Low Name: Julianne Low Title: Senior Director

CONSENT AND AMENDMENT NO. 7 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Signature Page